Exhibit 99.1
Esperion Provides Preliminary Fourth Quarter 2021 Financial Results and CLEAR Outcomes Program Update

– Unprecedented CLEAR Outcomes Trial Remains On-Track for Complete Major Adverse Cardiac Events (MACE) Accumulation in 2H 2022; Achieved 85% MACE Accumulation in December –

– Fourth-quarter 2021 U.S. Net Product Revenue Estimated Between $12.0 to $12.5 Million –

– Company Reiterates Full-Year 2022 Operating Expense Guidance of $220 to $240 Million –

ANN ARBOR, Mich., January 11, 2022 (GLOBE NEWSWIRE) – Esperion (NASDAQ: ESPR) today announced preliminary, unaudited fourth-quarter 2021 financial results and reiterated full-year 2022 operating expense guidance.

“2021 was a transitional year for Esperion, as we ushered in a new leadership team, stabilized prescription demand with innovative selling approaches, and began to build the foundation for our next phase of growth and pipeline expansion ahead of the read-out of the CLEAR Outcomes trial in Q1 2023,” said Sheldon Koenig, president and CEO of Esperion. “Most notably, we announced a transformative restructuring and reduced our expense structure in the fourth quarter, while strengthening our balance sheet with proceeds from our recent public offering. We have secured the appropriate resources to complete our unprecedented CLEAR Outcomes trial, a significant and differentiated study we expect to substantially accelerate adoption of our novel LDL-C lowering therapies, NEXLETOL and NEXLIZET.”

Preliminary Q4 2021 Financial Results and FY 2022 Operating Expense Guidance

Preliminary, unaudited fourth-quarter 2021 net U.S. product sales are expected to be between $12.0 to $12.5 million.

As of December 31, 2021, cash, cash equivalents, restricted cash and investment securities available-for-sale totaled approximately $309.3 million and there were approximately 60.9 million shares of common stock outstanding, after accounting for 2.0 million treasury shares to be purchased in the prepaid forward transaction as part of the convertible debt financing.

The Company expects full-year 2022 operating expenses to be approximately $220 million to $240 million, including $25 million in non-cash expense related to stock-compensation.

The preliminary unaudited results described in this press release are estimates only and are subject to revision until the Company reports its full financial results for the fourth quarter and full year 2021 in late February.

40th Annual J.P. Morgan Healthcare Conference

The Company will present at the virtual 40th Annual J.P. Morgan Healthcare Conference on Thursday, January 13, 2022, at 10:30 a.m. Eastern Time. A live audio webcast of this event can be accessed on the investor relations section of the Esperion website at http://investor.esperion.com. A replay of the webcast will be archived on the Company’s website for 90 days following the event.

Esperion Therapeutics

Esperion works hard to make our medicines easy to get, easy to take and easy to have. We discover, develop and commercialize innovative medicines and combinations to lower cholesterol, especially for patients whose needs aren’t being met by the status quo. Our entrepreneurial team of industry leaders is inclusive, passionate and resourceful. We are singularly focused on managing cholesterol so you can improve your health easily. Esperion commercializes NEXLETOL® (bempedoic acid) and NEXLIZET® (bempedoic acid and ezetimibe) Tablets and is the leader in the development of convenient oral, once-daily non-statin LDL-

cholesterol lowering drugs for patients with high levels of bad cholesterol. For more information, please visit www.esperion.com and follow us on Twitter at www.twitter.com/EsperionInc.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including, without limitation, statements related to expected operational expenses, expected revenue of our commercial products, the expected timing for the CLEAR Outcomes study and its results, financial condition and outlook, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion's actual results to differ significantly from those projected, including, without limitation, market and other conditions, the impact of COVID-19 on our business, clinical activities and results, supply chain, commercial development and launch plans, and the risks detailed in Esperion's filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Contact:
Ben Church/Kaitlyn Brosco
bchurch@esperion.com/kbrosco@esperion.com